GUARANTY SUPPLEMENT
GUARANTY SUPPLEMENT dated as of April 19, 2019, by CIENA COMMUNICATIONS INTERNATIONAL, LLC, a Delaware limited liability company (the “Guarantor”), in favor of Bank of America, N.A., as Administrative Agent.
WHEREAS, CIENA COMMUNICATIONS, INC., a Delaware corporation, CIENA GOVERNMENT SOLUTIONS, INC., a Delaware corporation, the other Guarantors party thereto and BANK OF AMERICA, N.A., as Administrative Agent, are parties to that certain Guaranty dated as of July 15, 2014 (as amended, modified, restated or supplemented from time to time and as heretofore amended and/or supplemented, the “Guaranty”) under which the Guarantors guarantee the Guaranteed Obligations of CIENA CORPORATION, a Delaware corporation (the “Borrower”);
WHEREAS, Ciena Communications International, LLC desires to become a party to the Guaranty as a Guarantor thereunder; and
WHEREAS, terms defined in the Guaranty (or whose definitions are incorporated by reference in the recitals in the Guaranty) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Secured Guarantee. The Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety: to the Secured Parties the full and prompt payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of the Guaranteed Obligations.

2.Party to Guaranty. The Guarantor acknowledges that, by signing this Guaranty Supplement and delivering it to the Administrative Agent, the Guarantor becomes a “Guarantor” for all purposes of the Guaranty and that its obligations hereunder are subject to all the provisions of the Guaranty applicable to the obligations of a Guarantor thereunder and the Guarantor becomes a party to the Guaranty and will thereafter have all the rights and obligations of a Guarantor thereunder and be bound by all the provisions thereof as fully as if the Guarantor were one of the original parties thereto.

3.Representations and Warranties. (a) The Guarantor is duly organized, validly existing and in good standing under the laws of Delaware.

(b)    The execution, delivery and performance by the Guarantor of this Guaranty Supplement and each other Loan Document to which it is a party has been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of the Guarantor’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens created under the Loan Documents) under, or require any payment to be made under (A) any material Contractual Obligation to which the Guarantor is a party or affecting the Guarantor or the properties of the Guarantor or any of its

Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Guarantor or its property is subject; or (iii) violate any Law.

(c)    The Guaranty as supplemented hereby constitutes a valid and binding agreement of the Guarantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(d)    Each of the representations and warranties set forth in Section 9 of the Guaranty is true as applied to the Guarantor. For purposes of the foregoing sentence, references in said Section to a “Guarantor” shall be deemed to refer to the Guarantor and references to the “Effective Date” shall be deemed to refer to the date on which the Guarantor signs and delivers this Guaranty Supplement.

4.    Governing Law. This Guaranty Supplement shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

CIENA COMMUNICATIONS INTERNATIONAL, LLC
By:	/s/ James E. Moylan, Jr.
	Name:	James E. Moylan, Jr.
	Title:	Senior Vice President of Finance and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Priscilla Ruffin
	Name:	Priscilla Ruffin
	Title:	AVP